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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 2000, with respect to the consolidated financial statements of InterVU Inc. included in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-45696) and related Prospectus of Akamai Technologies, Inc. for the registration of its 5 1/2% Convertible Subordinated Notes and shares of its common stock.


                                            /s/ ERNST & YOUNG LLP



San Diego, California
November 20, 2000